Exhibit 10.1

STATEMENT OF UNANIMOUS WRITTEN CONSENT
TO ACTION TAKEN IN LIEU OF THE ANNUAL MEETING
OF THE DIRECTORS OF
Global Environmental Energy Corp (Bahamas)
A Bahamian Corporation and a U.S. Public Company

Date:	December 29th 2006
Time	9:00AM
Place:	Telephonically

THE UNDERSIGNED, being a majority of the directors of Global Environmental Energy Corp., a Bahamian Company and a U.S. Public Company do hereby take the following actions in the name of and on behalf of the Corporation:

RESOLVED,

First: Given that Tom Kessler has experienced declining personal health and has also reached retirement age, Global Environmental Energy Corp (Bahamas) accept Tom’s request that he resign forthwith from the positions of Director of Global Environmental Energy Corp (Bahamas) and its subsidiaries Sahara Petroleum Exploration Corp (Bahamas) and Biosphere Development Corp (Bahamas)

Second: That Global Environmental Energy Corp (Bahamas) accepts the nomination and appointment of Ms Ivy Grant to the vacant positions of Officer and Director of Global Environmental Energy Corp (Bahamas) and its subsidiaries Sahara Petroleum Exploration Corp (Bahamas) and Biosphere Development Corp (Bahamas) with immediate effect.

Third: That the Board of Global Environmental Energy Corp (Bahamas) instructs its Chairman Dr CA McCormack to assess what medical assistance Mr. Kessler might need in his retirement.

RESOLVED, that all the acts, actions and things done for, in the name of, and on behalf of the Corporation by its officers and directors since the last annual meeting of the corporation be, and they hereby are, in all respects, approved, ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of 29th December 2006.

Dr CA McCormack______________________

Mr. Salim Ghafari______________________

End of Filing